Exhibit 99.2

WidePoint Reports Second Quarter 2019 Financial Results

26% Increase in Revenues and 14% Increase in Gross Profit Drives Eighth Consecutive Quarter of Positive Adjusted EBITDA

Fairfax, VA – August 14, 2019 – WidePoint Corporation (NYSE American: WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Telecommunications Lifecycle Management, Identity Management and Bill Presentment & Analytics solutions, today reported results for the second quarter ended June 30, 2019.

Second Quarter 2019 and Recent Operational Highlights:

●
Awarded $5.3 million in federal government contract renewals and modifications

●
Soft-ex, a WidePoint subsidiary, awarded $6.0 million contract renewal with a global communications service provider to deliver both cloud and onsite telecom solutions to government and multinational corporations

●
Secured more than $1.3 million in Trusted Mobility Management (TM2) contracts, the majority of which are high-margin, commercial contracts

●
Received Authority to Operate (ATO) from a major customer to implement WidePoint’s Intelligent Telecommunications Management System (ITMS™), which represents the second significant step toward achieving a FedRAMP certification

Second Quarter 2019 Financial Highlights (results compared to the same year-ago period):

●
Revenues increased 26% to $22.1 million

●
Gross profit increased 14% to $4.1 million

●
Net loss totaled $(308,000)

●
Adjusted EBITDA, a non-GAAP financial measure, increased to $0.6 million, marking the company’s eighth consecutive quarter of positive adjusted EBITDA, and in line with forecast

Six Month 2019 Financial Highlights (results compared to the same year-ago period):

●
Revenues increased 17% to $44.0 million

●
Gross profit increased 17% to $8.3 million

●
Net income totaled $76,000

●
Adjusted EBITDA totaled $1.6 million

Second Quarter 2019 Financial Summary

(in millions, except per share amounts)	June 30, 2019	June 30, 2018
	(Unaudited)
Revenues	$22.1	$17.5
Gross Profit	$4.1	$3.5
Gross Profit Margin	18%	20%
Operating Expenses	$4.2	$4.0
Income (Loss) from Operations	$(0.2)	$(0.4)
Net Income (Loss)	$(0.3)	$(0.5)
Basic and Diluted Earnings per Share (EPS)	$0.00	$(0.01)
Adjusted EBITDA	$0.6	$0.1

Six Month 2019 Financial Summary

(in millions, except per share amounts)	June 30, 2019	June 30, 2018
	(Unaudited)
Revenues	$44.0	$37.6
Gross Profit	$8.3	$7.1
Gross Profit Margin	19%	19%
Operating Expenses	$8.0	$8.0
Income (Loss) from Operations	$0.3	$(0.9)
Net Income (Loss)	$0.1	$(0.9)
Basic and Diluted Earnings per Share (EPS)	$0.00	$(0.01)
Adjusted EBITDA	$1.6	$0.2

The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under the “Safe Harbor Statement” below.

Financial Outlook
For the fiscal year ending December 31, 2019, the company is reiterating its revenue guidance of $90.0 million to $93.0 million, representing growth of 8% to 12%. The company is also reiterating its adjusted EBITDA guidance of $2.75 million to $3.5 million, which represents an improvement compared to fiscal 2018. The increase in adjusted EBITDA reflects the company’s strategic investments in sales and marketing and product development to accelerate growth, as well as a $400,000 increase due to new Financial Accounting Standards Board (FASB) guidance regarding the treatment of capital lease. The company’s financial outlook is based on current expectations.

Management Commentary
“The second quarter was a continuation of the strong performance we established at the start of the year as we delivered another solid period of financial results, expanded several contracts with current customers, and continued to improve upon our already industry-leading credentials,” said WidePoint’s CEO, Jin Kang. “From a financial perspective, the quarter was highlighted by a 26% increase in revenues, a 14% increase in gross profit, and our eighth consecutive quarter of positive adjusted EBITDA.

“Operationally, we successfully re-secured and expanded several contracts with current customers in both the government and commercial sectors. These contract expansions and the positive effects they have on our financial results show that our cross-selling and upselling strategies continue to be an effective means of increasing our topline as we simultaneously remain conscientious of their effects on our bottom-line. Additionally, we received an ATO from a major customer to implement ITMS™, which is a major step toward ultimately receiving a FedRAMP certification.

“Overall, we remain confident that we will be able to continue to execute on our primary strategic initiatives throughout the course of the year to accelerate growth, improve margins, and drive higher profitability in the long-run.”

Conference Call
WidePoint management will hold a conference call today (August 14, 2019) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint President and CEO Jin Kang, Chief Sales and Marketing Officer Jason Holloway, and President and CEO of Soft-ex Communications and WidePoint Interim CFO Ian Sparling will host the conference call, followed by a question and answer period.

U.S. dial-in number: 844-369-8770
International number: 862-298-0840

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 21, 2019.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 51160

About WidePoint
WidePoint Corporation (NYSE American: WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and bill presentment and analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures
WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net loss to Adjusted EBITDA is included on the schedules attached hereto.

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
NET (LOSS) INCOME	$(307,800)	$(472,200)	$76,300	$(934,400)
Adjustments to reconcile net (loss) income to EBITDA:
Depreciation and amortization	477,100	368,600	949,800	762,000
Amortization of deferred financing costs	1,200	7,000	2,500	14,800
Income tax provision (benefit)	66,500	14,700	94,500	20,900
Interest income	(200)	(2,100)	(4,700)	(5,400)
Interest expense	74,200	23,900	152,900	49,900

EBITDA	$311,000	$(60,100)	$1,271,300	$(92,200)
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:
Provision for doubtful accounts	3,600	-	11,200	(5,800)
Stock-based compensation expense	284,100	195,900	320,300	320,300

Adjusted EBITDA	$598,700	$135,800	$1,602,800	$222,300

Safe Harbor Statement
The information contained in any materials that may be accessed above was, to the best of WidePoint Corporations’ knowledge, timely and accurate as of the date and/or dates indicated in such materials. However, the passage of time can render information stale, and you should not rely on the continued accuracy of any such materials. WidePoint Corporation has no responsibility to update any information contained in any such materials. In addition, you should refer to periodic reports filed by WidePoint Corporation with the Securities and Exchange Commission for information regarding the risks and uncertainties to which forward-looking statements made in such materials are subject. Such risks and uncertainties may cause WidePoint Corporation’s actual results to differ materially from those described in the forward-looking statements.

Investor Relations:
Gateway Investor Relations
Matt Glover or Charlie Schumacher
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,422,065	$2,431,892
Accounts receivable, net of allowance for doubtful accounts
of $117,120 and $106,733 in 2019 and 2018, respectively	7,868,097	11,089,315
Unbilled accounts receivable	11,259,905	9,566,170
Other current assets	1,254,269	1,086,686

Total current assets	25,804,336	24,174,063

NONCURRENT ASSETS
Property and equipment, net	658,074	1,012,684
Operating lease right of use asset, net	5,827,822	-
Intangibles, net	2,826,141	3,103,753
Goodwill	18,555,578	18,555,578
Other long-term assets	142,952	209,099

Total assets	$53,814,903	$47,055,177

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,575,453	$7,363,621
Accrued expenses	12,369,314	10,716,438
Deferred revenue	2,065,446	2,072,344
Current portion of operating lease liabilities	420,932	107,325
Current portion of other term obligations	36,049	192,263

Total current liabilities	21,467,194	20,451,991

NONCURRENT LIABILITIES
Operating lease liabilities, net of current portion	5,534,028	122,040
Other term obligations, net of current portion	-	73,952
Deferred revenue	381,261	466,714
Deferred tax liability	1,581,020	1,523,510

Total liabilities	28,963,503	22,638,207

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 84,775,186 and 84,112,446 shares
issued and oustanding, respectively	84,776	84,113
Additional paid-in capital	95,299,274	94,926,560
Accumulated other comprehensive loss	(201,772)	(186,485)
Accumulated deficit	(70,330,878)	(70,407,218)

Total stockholders’ equity	24,851,400	24,416,970

Total liabilities and stockholders’ equity	$53,814,903	$47,055,177

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2019	2018	2019	2018
	(Unaudited)
REVENUES	$22,093,153	$17,544,338	$44,010,055	$37,623,957
COST OF REVENUES (including amortization and depreciation of
$232,968, $258,201, $465,159, and $554,165, respectively)	18,036,409	13,997,185	35,699,468	30,524,797

GROSS PROFIT	4,056,744	3,547,153	8,310,587	7,099,160

OPERATING EXPENSES
Sales and marketing	415,462	444,945	808,873	979,582
General and administrative expenses (including share-based
compensation of $284,111, $195,934, $373,377 and $320,338, respectively)	3,563,405	3,427,301	6,698,114	6,780,642
Depreciation and amortization	244,064	110,463	484,612	207,849

Total operating expenses	4,222,931	3,982,709	7,991,599	7,968,073

(LOSS) INCOME FROM OPERATIONS	(166,187)	(435,556)	318,988	(868,913)

OTHER (EXPENSE) INCOME
Interest income	259	2,077	4,721	5,403
Interest expense	(75,372)	(23,937)	(152,917)	(49,887)
Other income	(9)	3	-	1

Total other expense	(75,122)	(21,857)	(148,196)	(44,483)

(LOSS) INCOME BEFORE INCOME TAX PROVISION	(241,309)	(457,413)	170,792	(913,396)
INCOME TAX PROVISION	66,452	14,758	94,452	20,948

NET (LOSS) INCOME	$(307,761)	$(472,171)	$76,340	$(934,344)

BASIC EARNINGS (LOSS) PER SHARE	$(0.00)	$(0.01)	$0.00	$(0.01)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	83,990,722	83,081,597	83,902,077	83,061,707

DILUTED EARNINGS (LOSS) PER SHARE	$(0.00)	$(0.01)	$0.00	$(0.01)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	83,990,722	83,081,597	83,965,994	83,061,707